EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Hampshire Group, Limited
New York, New York
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-86312) and Form  S-8 (No. 333-53750 and No. 333-162875) of Hampshire Group, Limited and Subsidiaries of our report dated March 22, 2010, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO SEIDMAN, LLP
BDO Seidman, LLP
Charlotte, North Carolina
March 22, 2010